      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2001

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            PARADYNE NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                (PARADYNE LOGO)

                                                                     May 1, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 annual meeting of stockholders of Paradyne Networks, Inc., which will be held on June 13, 2001 at 10:00 a.m., local time, at our corporate headquarters, 8545 126th Avenue North, Largo, Florida.

     At the annual meeting, stockholders will be asked to vote on the following two matters:

     - the election of three directors to serve until the 2004 annual meeting of stockholders; and

     - the approval of an amendment to the 1999 Employee Stock Purchase Plan to increase the annual replenishment of shares reserved under the plan from the lesser of 2% of the shares then outstanding or 1,000,000 shares to the lesser of 3% of the shares then outstanding or 1,000,000 shares.

     Each of the above matters are described in the accompanying proxy statement. It is important that your stock be represented at the meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting. You can submit your proxy voting instructions via the Internet, by touch-tone telephone or by marking and returning the enclosed proxy card. Please see the instructions on how to vote attached to the notice of proxy. The method by which you vote by proxy now will not limit your right to vote at the meeting if you decide to attend in person. If you do attend and wish to vote in person, you may simply revoke your proxy at the meeting.

     If you plan to attend the meeting, please let us know when you vote via the Internet or by touch-tone telephone or when you return your proxy card. If your shares are not registered in your name (i.e., they are held in "street name" by a bank or brokerage firm) and you would like to attend the meeting, please ask the broker, bank or other nominee holding the shares to provide you with evidence of your share ownership so that you may be admitted to the meeting. Additionally, if you are a "street name" stockholder who wishes to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

                                       Sincerely,

                                       /s/ SEAN E. BELANGER
                                       Sean E. Belanger
                                       President and Chief Executive Officer

                            PARADYNE NETWORKS, INC.
                           8545 126(TH) AVENUE NORTH
                              LARGO, FLORIDA 33773
                             ---------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2001
                            10:00 A.M., EASTERN TIME
                             ---------------------

     NOTICE HEREBY IS GIVEN that the 2001 annual meeting of stockholders of Paradyne Networks, Inc. will be held at our corporate headquarters, 8545 126th Avenue North, Largo, Florida 33773, on Wednesday, June 13, 2001 at 10:00 a.m., local time. The purpose of the meeting is for the stockholders to consider and vote upon:

     - the election of three directors to serve until the 2004 annual meeting of stockholders;

     - an amendment to the 1999 Employee Stock Purchase Plan to increase the annual replenishment of shares reserved under the plan from the lesser of 2% of the shares then outstanding or 1,000,000 shares to the lesser of 3% of the shares then outstanding or 1,000,000 shares; and

     - such other business as properly may come before the annual meeting or any adjournments.

     Information relating to these matters is set forth in the attached proxy statement. Stockholders of record at the close of business on April 23, 2001 are entitled to receive notice of and to vote at the annual meeting and any adjournments thereof. A list of those stockholders will be available for inspection during normal business hours from June 3, 2001, through the time of the annual meeting on June 13, 2001 at our principal offices at 8545 126th Avenue North, Largo, Florida, for any purposes germane to the meeting. The list of stockholders will also be available at the meeting.

     Your vote is important. We encourage you to vote using the Internet, by touch-tone telephone or by returning the enclosed proxy card in the envelope provided in order that as many shares as possible will be represented.

                                      By order of the board of directors,

                                      /s/ PATRICK M. MURPHY

                                      Patrick M. Murphy
                                      Senior Vice President, Chief Financial
                                      Officer, Treasurer and Secretary

Largo, Florida
May 1, 2001

                                  HOW TO VOTE

VOTE BY INTERNET

     You can submit your proxy voting instructions via the Internet at the website identified on the enclosed proxy card. Internet voting is available 24 hours a day and will be accessible until midnight Eastern Standard Time on June 12, 2001. You will be given the opportunity to confirm that your voting instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders' identities by using individual control numbers. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

VOTE BY TELEPHONE

     You can submit your proxy voting instructions by touch-tone telephone by calling the phone number identified on the enclosed proxy card. Telephone voting is available 24 hours a day and will be available until midnight Eastern Standard Time on June 12, 2001. As with Internet voting, you will be given the opportunity to confirm that your voting instructions have been properly recorded. In addition, our telephone voting procedures are designed to authenticate stockholders' identities by using individual control numbers. IF YOU VOTE VIA TOUCH-TONE TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

VOTE BY MAIL

     If you choose to submit your proxy voting instructions by mail, please mark the enclosed proxy card, date and sign it and return it in the enclosed postage-paid envelope.

           YOU CAN SPARE US THE EXPENSE OF FURTHER PROXY SOLICITATION
     BY VOTING PROMPTLY BY PROXY IN ONE OF THE THREE WAYS DESCRIBED ABOVE.

VOTE AT THE ANNUAL MEETING

     You can vote in person if you attend the annual meeting. However, we encourage you to vote now by proxy in one of the three ways described above. If you then attend the annual meeting and wish to vote in person at the annual meeting, you can simply change your prior vote at the meeting. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, bank or other nominee holding the shares to provide you with evidence of your share ownership so that you may be admitted to the meeting.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
VOTING......................................................    1
  General...................................................    1
  Quorum and Vote Required..................................    1
  Voting by Proxy...........................................    2
  Cost of Proxy Solicitation................................    2
STOCK OWNERSHIP.............................................    4
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................    6
  Nominees..................................................    6
  Information Regarding Nominees and Continuing Directors...    6
  Meetings and Committees of the Board of Directors.........    8
  Director Compensation.....................................    9
  Executive Officers........................................   10
PROPOSAL 2 -- AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE
  PLAN......................................................   11
EXECUTIVE COMPENSATION......................................   14
  Summary of Compensation...................................   14
  Employment Agreements.....................................   15
  Option Grants.............................................   16
  Option Exercises and Fiscal Year-End Option Values........   16
INDEPENDENT PUBLIC ACCOUNTANTS..............................   17
  Services and Fees of PricewaterhouseCoopers LLP During
     2000...................................................   17
*REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS....   17
*REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS.................................................   19
  Introduction..............................................   19
  Compensation Policy for Executive Officers................   19
  Chief Executive Officer's Compensation....................   20
  Policy With Respect to Deductibility of Compensation
     Expense................................................   20
  Conclusion................................................   20
  Compensation Committee....................................   20
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................   21
CERTAIN TRANSACTIONS........................................   21
  Transactions with Globespan, Inc..........................   21
  Transactions with Paradyne Credit Corp....................   22
  Limitations on Directors' and Executive Officers'
     Liability and Indemnification..........................   22
  Other Director or Five Percent Stockholder
     Relationships..........................................   23
  Promissory Notes from Officers............................   23
*STOCK PERFORMANCE GRAPH....................................   24
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   24
STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING.............   24
*APPENDIX A -- AUDIT COMMITTEE CHARTER......................  A-1
*APPENDIX B -- 1999 EMPLOYEE STOCK PURCHASE PLAN............  B-1

---------------

* The indicated sections do not constitute soliciting material and should be not deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate any such section by reference therein.

NOTE: We have mailed a copy of our 2000 Annual Report, which contains a copy of our 2000 Form 10-K report to the Securities and Exchange Commission, to our stockholders together with these proxy materials.

                            PARADYNE NETWORKS, INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2001
                             ---------------------

     The board of directors of Paradyne Networks, Inc., a Delaware corporation, is furnishing this proxy statement to solicit your proxy for the voting of your shares at the 2001 annual meeting of stockholders and at any adjournments thereof. We will hold the annual meeting on Wednesday, June 13, 2001 at 10:00 a.m., local time, at our corporate headquarters, 8545 126th Avenue North, Largo, Florida.

     We are mailing this proxy statement and the accompanying proxy card to stockholders on or about May 1, 2001.

                                     VOTING

GENERAL

     The securities that can be voted at the annual meeting consist of common stock, $.001 par value per share. Each share of common stock entitles its holder to cast one vote on each matter submitted to the stockholders at the annual meeting.

     The record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting has been fixed by the board of directors as the close of business on April 23, 2001. On the record date, 32,530,228 shares of common stock were outstanding and eligible to be voted at the annual meeting.

QUORUM AND VOTE REQUIRED

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to be voted will constitute a quorum for the transaction of business at the annual meeting. In determining whether a quorum is present at the meeting, we will apply the following principles:

     - Abstentions and votes withheld from any director nominee will be considered to be "votes entitled to be cast" and will be counted as present for purposes of determining the presence or absence of a quorum.

     - Broker non-votes will be considered to be "votes entitled to be cast" and will be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under stock exchange rules because the brokers have not received specific instructions from their customers as to certain proposals and as to which the brokers have advised us that they lack voting authority.

     The following stockholder votes will be required for approval of the two proposals to be considered at the annual meeting:

     - The proposal to elect three directors to serve until the 2004 annual meeting (Proposal 1), must be approved by a plurality of the votes represented at the annual meeting and entitled to be cast on the proposal. Accordingly, the three nominees with the highest number of votes will be elected. As to this proposal, votes withheld and broker non-votes will have no effect on the outcome of the nominee election.

     - The proposal to amend the 1999 Employee Stock Purchase Plan to increase the annual replenishment of shares reserved under the Plan from the lesser of 2% of the shares then outstanding or 1,000,000 shares to the lesser of 3% of the shares then outstanding or 1,000,000 shares (Proposal
       2) must be approved by a majority of the votes represented at the annual meeting and entitled to be cast on the proposal. As to this proposal, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect as to the vote to amend our 1999 Employee Stock Purchase Plan.

VOTING BY PROXY

     If you are unable to attend the annual meeting in person or will attend but do not wish to vote in person, you may submit your proxy voting instructions via the Internet or by touch-tone telephone by midnight Eastern Standard Time on June 12, 2001, or by completing and returning the enclosed proxy card in time for receipt no later than the close of business on June 12, 2001. You may submit your proxy voting instructions via the Internet by accessing the website identified on the enclosed proxy card and following the instructions on the website. If you choose to submit your proxy voting instructions by touch-tone telephone, please call the phone number identified on the enclosed proxy card and follow the prompts. In addition, you may give your voting instructions by specifying your choices with regard to each proposal on the enclosed proxy card and returning it in the enclosed envelope.

     If you submit your valid voting instructions to us via the Internet, by telephone or by proxy card in time to be voted at the annual meeting and do not revoke such voting instructions, the shares subject to your voting instructions will be voted at the annual meeting in accordance with your instructions. If you do not give specific instructions, the shares represented by a valid proxy will be voted "FOR" the election of the three director nominees named in Proposal 1 and "FOR" Proposal 2 relating to the amendment to our 1999 Employee Stock Purchase Plan. If any nominee for election as a director should become unable to serve for any reason and the board of directors designates a substitute nominee, the persons named as proxies on the proxy will vote all valid proxies for the election of the substitute nominee.

     The board of directors is not presently aware of any business to be presented to a vote at the annual meeting other than the two proposals noted above. If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is made, in their own discretion.

     Your submission of a proxy via the Internet, by telephone or by mail does not affect your right to vote in person should you attend the annual meeting. However, the only way to revoke a proxy, whether it was given via the Internet, the telephone or by mail, is by one of the following methods:

     - giving written notice to Paradyne Networks, Inc., 8545 126th Avenue North, Largo, Florida 33773, Attention: Patrick M. Murphy, Senior Vice President, Chief Financial Officer, Treasurer and Secretary;

     - executing and delivering a proxy card bearing a later date to Mr. Murphy;

     - voting via the Internet or by telephone; or

     - voting in person at the annual meeting.

     "Street name" stockholders who would like to vote in person at the annual meeting will need to obtain a proxy form from the institution that holds their shares.

     You can find the results of the voting on the two proposals in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2001, which we will file with the SEC in August 2001.

COST OF PROXY SOLICITATION

     We are soliciting your proxy on behalf of the board of directors, and we will bear all of the related costs. We have not engaged a proxy solicitation firm to assist with the solicitation of proxies at this time, but we may decide to do so prior to the annual meeting. In this case, we would engage a nationally recognized proxy solicitation firm to assist with the solicitation of proxies for an estimated fee of not more than $10,000, plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names. Our employees also may communicate with you to solicit your proxy, but we will not pay them any additional compensation for doing so.

                                STOCK OWNERSHIP

     The following table sets forth information as of April 15, 2001 regarding the beneficial ownership of our voting stock by each person known by us to own more than 5% of any class of our voting securities, each director and nominee for director, each executive officer named in the table under the caption "Executive Compensation -- Summary Compensation," John A. Koehler who became an executive officer in January 2001 and all directors and executive officers as a group.

     Pursuant to SEC rules, the number of shares of common stock beneficially owned by a specified person or group includes shares of our common stock subject to options that are presently exercisable or exercisable within 60 days after April 15, 2001. Such shares are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person or group.

     The persons named in the table gave us the stock ownership information about themselves. Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

                                                                    AMOUNT AND NATURE OF
                                                                    BENEFICIAL OWNERSHIP
                                                              --------------------------------
                                                              TOTAL COMMON STOCK   PERCENT OF
                                                              BENEFICIALLY OWNED   CLASS OWNED
                                                              ------------------   -----------
FIVE PERCENT STOCKHOLDERS
Texas Pacific Group(1)......................................      10,982,870          33.77
  201 Main Street
  Suite 2420
  Fort Worth, Texas 76102
State of Wisconsin Investment Board.........................       1,820,291           5.60
  P.O. Box 7842
  Madison, Wisconsin 53707
EXECUTIVE OFFICERS AND DIRECTORS
  Andrew S. May(2)..........................................       1,475,000           4.34
  Sean E. Belanger(3).......................................         697,500           2.11
  Patrick M. Murphy(4)......................................         299,166              *
  John A. Koehler...........................................           5,000              *
  James L. Slattery(5)......................................         120,000              *
  Frank J. Wiener(6)........................................          47,500              *
  David Bonderman(7)........................................      10,987,870          33.78
  Thomas E. Epley(8)........................................         672,598           2.07
  Keith B. Geeslin(9).......................................       1,632,733           5.02
  David M. Stanton(10)......................................           5,000              *
  William R. Stensrud(11)...................................         548,690           1.69
  Peter F. Van Camp(12).....................................          15,000              *
All directors and executive officers as a group (12
  persons)(13)..............................................      16,506,057          47.36

---------------

  *  Represents beneficial ownership of less that 1%.
 (1) Includes 9,541,209 shares held by TPG Partners, L.P., 943,680 shares held by TPG Parallel I, L.P., 165,336 shares held by Communication GenPar, Inc., 212,034 shares held by TPG Genpar, L.P., 35,726 shares held by FOF Partners, L.P. and 84,885 shares held by TPG Equity Partners, L.P. The foregoing entities are affiliated with Texas Pacific Group.
 (2) Includes 1,425,000 shares subject to options which are exercisable within 60 days of April 15, 2001.
 (3) Includes 597,500 shares subject to options which are exercisable within 60 days of April 15, 2001.
 (4) Includes 254,166 shares subject to options which are exercisable within 60 days of April 15, 2001.
 (5) Mr. Slattery was no longer employed by Paradyne Networks, Inc. as of August 2000.
 (6) Mr. Wiener was no longer employed by Paradyne Networks, Inc. as of March 13, 2001.

 (7) Includes 5,000 shares subject to options under the 1999 Non-Employee Directors' Stock option Plan and 10,982,870 shares beneficially owned by Texas Pacific Group. See Footnote (1) for a description of Texas Pacific Group's beneficial ownership, Mr. Bonderman, through various investment partnerships and corporations, has a pecuniary interest in the shares held by Texas Pacific Group. However, Mr. Bonderman disclaims beneficial ownership of the shares beneficially owned by Texas Pacific Group, except to the extent of his pecuniary interest therein.
 (8) Includes 15,000 shares subject to options under the 1999 Non-Employee Directors' Stock Option Plan, 524,925 shares held by the Thomas E. Epley Trust, 110,357 shares held by the Anderson Epley Family Trust, 11,158 shares held by the Epley Children's Trust FBO Thomas E. Epley, Jr. and 11,158 shares held by the Epley Children's Trust FBO Jacqueline E. Epley. Mr. Epley is the trustee of each of these trusts.
 (9) Includes 21,781 shares held by Mr. Geeslin individually, 5,000 shares subject to options under the 1999 Non-Employee Directors' Stock Option Plan and 1,605,952 shares beneficially owned by The Sprout Group. The 1,605,962 shares beneficially owned by the Sprout Group include 75,936 shares held by DLJ Capital Corporation (on a proprietary basis), 52,288 shares held by DLJ Capital Corporation (for the benefit of an employee deferred compensation plan), 628,962 shares held by Sprout Capital VII, L.P., 514,193 shares held by Sprout Growth II, L.P., 7,306 shares held by Sprout CEO Fund, L.P., 261,459 shares held by DLJ First ESC, L.P., 63,738 shares held by Credit Suisse First Boston (USA), Inc. (f/k/a Donaldson, Lufkin & Jenrette, Inc.), 1,417 shares held by DLJ Growth Associates II, Inc. and 653 shares held by DLJ Capital Associates VII, Inc. The foregoing entities are associated with The Sprout Group. Of the aggregate of 1,605,952 shares beneficially owned by these entities, 1,305,873 shares are subject to a voting trust agreement and are held and voted by an independent third party, Norwest Bank Indiana, N.A., as voting trustee. Mr. Geeslin occupies various positions of control of the entities associated with The Sprout Group. As such, he may be deemed to have voting and dispositive power over the shares beneficially owned by entities associated with The Sprout Group. However, Mr. Geeslin disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(10) Includes 5,000 shares subject to options under the 1999 Non-Employee Directors' Stock Option Plan.
(11) Includes 397,326 shares held by the Stensrud Family Trust, 146,364 shares held by Mr. Stensrud individually, and 5,000 shares subject to options under the 1999 Non-Employee Directors' Stock Option Plan.
(12) Includes 15,000 shares subject to options under the 1999 Non-Employee Directors' Stock Option Plan.
(13) Includes 2,326,666 shares subject to options with are exercisable within 60 days of April 15, 2001.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES

     Pursuant to our Certificate of Incorporation and Bylaws, the number of persons to serve on our board of directors is determined by resolution of our board of directors from time to time. The board is now comprised of eight directors and is divided into three classes. The stockholders elect the directors in each class for a term of three years and until their successors are elected and qualified. The term of office of one class of directors expires each year at the annual meeting, and the stockholders elect a new class of directors each year at that time.

     At the annual meeting, the terms of the three Class II directors, Sean E. Belanger, Keith B. Geeslin and Peter F. Van Camp, will expire. The board of directors has nominated each of these individuals for re-election at the annual meeting. Each of the nominees has consented to serve if elected. If re-elected, each of the nominees will serve a three-year term that will expire at the 2004 annual meeting. If any of the nominees should be unavailable to serve for any reason, which is not anticipated, the board of directors may:

     - designate a substitute nominee, in which case the persons named as proxies will vote the shares represented by all valid proxies for the election of such substitute nominee;

     - allow the vacancy to remain open until a suitable candidate is located and nominated; or

     - adopt a resolution to decrease the authorized number of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RE-ELECT SEAN E. BELANGER, KEITH B. GEESLIN AND PETER F. VAN CAMP AS CLASS II DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

     Listed below are the names of each of the board's nominees for election as directors, his age as of April 15, 2001, his business experience and the year he first became a director. Also listed is similar information about each of the five incumbent directors whose terms will continue following the annual meeting.

      CLASS II DIRECTORS NOMINATED TO SERVE UNTIL THE 2004 ANNUAL MEETING

Sean E. Belanger...........  Sean E. Belanger, age 45, has served as Chief
                               Executive Officer and President since December 2000, when he also became a director. From April 2000 to December 2000 he served as Paradyne's President and Chief Operating Officer. From June 1997 to May 2000 he served as Senior Vice President of World Wide Sales. From November 1996 to May 1997, he served as Vice President and General Manager of 3Com Corporation's Network Service Provider division. From September 1992 to November 1996, he was Vice President of Sales for Primary Access Corporation. Mr. Belanger holds a B.S. in business management from Virginia Polytechnic Institute and State University.

Keith B. Geeslin...........  Keith B. Geeslin, age 48, has served as a director of Paradyne since June 1999. Mr. Geeslin is a general partner of The Sprout Group, a venture capital firm, where he has been employed since July 1984. In addition, he is a general or limited partner in a series of investment funds associated with The Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse First Boston (USA), Inc. The Sprout Group are direct and indirect equity owners in Communication Partners, L.P. Mr. Geeslin is also a director of Rhythms

                               NetConnections Inc., GlobeSpan, Inc., Innoveda, Inc. and several privately held companies. Mr. Geeslin received a B.S. degree in electrical engineering from Stanford University, an M.A. degree in. philosophy, politics and economics from Oxford University and a M.S. degree in engineering and economic systems from Stanford University.

Peter F. Van Camp..........  Peter F. Van Camp, age 45, has served as a director of Paradyne since June 1999. Since May 2000, Mr. Van Camp has served as Chief Executive Officer and director of Equinix, Inc., a leading provider of internet business exchange centers. He was formerly the President of Internet Markets for UUNET, the Internet division of MCI WorldCom. Prior to joining MCI WorldCom, Mr. Van Camp served as an executive at CompuServe, Inc. and President of CompuServe Network Services. Mr. Van Camp holds a B.S. degree in accounting and computer science from Boston College.

           CLASS III DIRECTORS TO SERVE UNTIL THE 2002 ANNUAL MEETING

Andrew S. May..............  Andrew S. May, age 40, is the past President and
                               Chief Executive Officer of Paradyne. He has been a director since January 1997. He served as President from December 1996 until April 2000 and as Chief Executive Officer from May 1997 until December 2000. From October 1995 to November 1996, he served as Vice President and General Manager of 3Com Corporation's Network Service Provider division. From April 1992 to October 1995, Mr. May served as Vice President of marketing for Primary Access Corporation, which was acquired by 3Com in 1995. Mr. May holds a B.A. in economics from the University of New Hampshire.

David M. Stanton...........  David M. Stanton, age 38, has served as a director of Paradyne since August 1996. Mr. Stanton is currently the founding partner of Francisco Partners, an investment partnership specializing in private equity investments in technology companies. From 1994 until August 1999, Mr. Stanton was a partner of Texas Pacific Group, a limited partner in Communication Partners, L P. During this time, he also served as Vice President of TPG Advisors, Inc. and as President of Communication Genpar, Inc., entities affiliated with Communication Partners, L.P. Prior to joining Texas Pacific Group, Mr. Stanton was a venture capitalist with Trinity Ventures, where he specialized in information technology, software and telecommunications investing. Mr. Stanton currently serves as a director of ON Semiconductor Corporation, firstMARCH, Inc., GlobeSpan, Inc. and several private companies, including Paradyne Credit Corp., an affiliated entity of Paradyne. Mr. Stanton holds a B.S. in chemical engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

William R. Stensrud........  William R. Stensrud, age 50, has served as a director of Paradyne since June 1996. Mr.
                               Stensrud has been a general partner at the venture capital investment firm of Enterprise Partners since January 1997. From February 1997 to June 1997, he served as President and Chief Executive Officer of Rhythms NetCommunications, Inc., a network service provider. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation which was acquired by 3Com Corporation, and where

                               Mr. Stensrud remained as an executive at Primary Access Corporation through March 1996. Mr. Stensrud is a director of several public and privately held companies, including iAsiaWorks, Inc., Packeteer, Inc., Rhythms NetCommunications, Inc. and Juniper Networks, Inc. Mr. Stensrud holds a B.S. in electrical engineering and computer science from the Massachusetts Institute of Technology.

            CLASS I DIRECTORS TO SERVE UNTIL THE 2003 ANNUAL MEETING

Thomas E. Epley............  Thomas E. Epley, age 60, has served as the Chairman of the board of directors since August 1996. He also served as President from August 1996 to December 1996 and Chief Executive Officer from August 1996 to May 1997. From August 1996 to April 1997, Mr. Epley was Chief Executive Officer and President of GlobeSpan, Inc. He has served as a director of GlobeSpan since August 1996 and was Chairman of the board of directors from August 1996 to March 1999. He has served as a director and an officer of Paradyne Credit Corp. since August 1996. From 1993 to 1996, he was a director of Carlton Communications. From 1991 to 1996, he served as Chairman and Chief Executive Officer of Technicolor, a provider of services and products to the entertainment industry. He is also a limited partner in Communication Partners, L.P. Mr. Epley holds a B.S. degree in mechanical engineering from the University of Cincinnati and a M.B.A. from the Kellogg School of Northwestern University.

David Bonderman............  David Bonderman, age 58, has served as a director of Paradyne since June 1999. Mr. Bonderman has been a managing partner of Texas Pacific Group, a limited partner in Communication Partners, L.P., since its formation in 1992. Prior to forming Texas Pacific Group, Mr. Bonderman had served as the Chief Operating Officer of the Robert M. Bass Group, Inc. since 1983. He is a director of several public and privately held companies including Continental Airlines, Inc., Bell & Howell, Inc., Ducati Motor Holding, S.p.A., Costar Realty Information Inc., Denbury Resources, Inc., Washington Mutual, Inc., Oxford Health Plans, Inc., UroGenesys, Inc., J. Crew Group, Inc., Ryanair Ltd., Punch Group Ltd., Korean First Bank, eVolution Global Managing Partners, LDC, ON Semiconductor Corporation, Seagate Technology, Inc. and Magellan Health Services, Inc. Mr. Bonderman holds a B.A. degree from the University of Washington and a J.D. from Harvard Law School.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors conducts its business through meetings of the full board and through its two standing committees of the board. These committees are the audit committee and the compensation committee. During 2000, the board of directors held four formal meetings, the audit committee held two formal meetings and the compensation committee held two formal meetings. Each director attended at least 75% of all meetings of the full board of directors and of each committee on which he served during 2000, except for Mr. Geeslin.

     The audit committee reviews with our independent (external) accountants, PricewaterhouseCoopers LLP, their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any. Members also consult with the independent accountants and management with regard to our accounting methods and the adequacy of our internal accounting controls, and review the range of the independent accountants' audit and nonaudit fees. The audit committee also reviews our quarterly and annual financial statements with management and the auditors prior to our filing them as part of our quarterly and annual reports to the SEC and discusses with the auditors the results of their quarterly reviews and annual audits.

     The audit committee also discusses with and receives assurances from the auditors regarding their independence from the company and management. In addition, each of the audit committee members is financially literate and has the financial management expertise required by the rules of The Nasdaq Stock Market, Inc. Further information regarding the duties of the audit committee is contained in the Audit Committee Charter attached as Appendix A to this proxy statement.

     The audit committee is comprised of Thomas E. Epley, Keith B. Geeslin and Peter F. Van Camp. All audit committee members are "independent" as defined in the applicable listing standards of the NASD, except Mr. Epley, who serves as a non-independent member of the audit committee. Mr. Epley formerly was employed by Paradyne, most recently pursuant to the terms of a Key Employment Agreement that terminated on June 30, 1999. Mr. Epley was elected to the audit committee on July 27, 2000 by our board of directors. The board of directors determined that the addition of Mr. Epley to the audit committee is an appropriate and acceptable appointment because of his extensive industry and financial expertise and background and is required by the best interests of Paradyne and its stockholders. The board of directors determined that Mr. Epley's appointment to the audit committee complies with the conditions stipulated in the NASD independence rules that allow "one non-independent director" to serve on the audit committee of the Board of Directors under exceptional and limited circumstances.

     We have outsourced the internal audit function to Arthur Andersen LLP. Prior to their engagement as our internal audit team, Arthur Andersen met with the key officers of the company both individually and as a group, in March 2000 to help determine the areas of focus for the internal audit services that would be most beneficial to us. The results of this assessment were used to develop an audit plan that was presented to and approved by the audit committee. In May 2000, we contracted with Arthur Andersen to provide these internal audit services to us. The Arthur Andersen internal auditors report to the audit committee.

     The compensation committee evaluates and approves the salaries and incentive compensation for our executives and makes recommendations regarding our Amended and Restated 1996 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors' Stock Option Plan, 2000 Broad-Based Stock Plan and Key Employee Stock Option Plan. Administration of these plans includes, among other things, determining which directors, officers and employees will receive awards under the plan, when the awards will be granted, the type of awards to be granted, the number of shares involved in each award, the time when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options. The compensation committee is comprised of David M. Stanton and William R. Stensrud.

     The board of directors as a whole functions as a nominating committee to select management's nominees for election to the board. The board of directors will also consider nominees recommended by stockholders. For a description of requirements regarding stockholder nominations and other proposals, see "Stockholders' Proposals For 2002 Annual Meeting."

DIRECTOR COMPENSATION

     Upon the commencement of their service as directors, we grant each of our non-employee directors an option to purchase 10,000 shares of common stock under our 1999 Non-Employee Directors Stock Option Plan. For each year they continue to serve and attend at least 75% of the regularly scheduled meetings of the board of directors and the committees of which he or she is a member during that year, we grant each director an additional option to purchase 5,000 shares of common stock. Options granted under the 1999 Non-Employee Director Stock Option Plan upon the commencement of service as a director may, at the discretion of the board of directors, be fully vested on the grant date or be vested as to 50% of the shares with the remaining 50% vesting on the first anniversary of the grant date. No option granted under the 1999 Non-Employee Director Stock Option Plan may have a term in excess of ten years from the date on which it was granted. The exercise price of options granted under the 1999 Non-Employee Director Stock Option Plan will equal the fair market value of the common stock on the date of grant.

     As of April 15, 2001, 100,000 options to purchase common stock had been granted pursuant to the 1999 Non-Employee Director Stock Option Plan, of which options to acquire 50,000 shares were outstanding on such date.

     Since July 15, 1999, our non-employee directors have received $1,500 for participation in meetings of the board of directors and $750 for participation in committee meetings held on days other than those on which the board of directors are held. We paid a total of $34,500 in directors' fees in 2000.

     We do not compensate directors who are also our employees for their service as directors.

EXECUTIVE OFFICERS

     Our executive officers serve at the discretion of the board of directors and are comprised of the following officers, in addition to Sean E. Belanger, who is identified above:

     Patrick M. Murphy, age 44, has served as Senior Vice President, Chief Financial officer and Treasurer since August 1996 and Secretary since August 2000. He also has served as a director and Vice President, Chief Financial Officer and Treasurer of Paradyne Credit Corp. since August 1996. From August 1996 to July 1998 he served as Vice President, Treasurer and Chief Financial Officer of GlobeSpan, Inc. From January 1987 to August 1996, he served as Chief Financial Officer of Continental Broadcasting, Ltd., a television and radio broadcast company. Mr. Murphy holds a B.S./B.A. in finance from John Carroll University and is a certified public accountant.

     John A. Koehler, age 54, has served as Senior Vice President and General Manager -- DSL and World Wide Service since January 2, 2001. From February 2000 to January 2001, Mr. Koehler was a consultant to Equant Corp. From 1993 until August 1999, Mr. Koehler served as President and Chief Executive officer of TechForce Corp., which was acquired by Equant in August 1999. Mr. Koehler holds a B.S. in Business Administration from the University of Missouri.

                                   PROPOSAL 2

               AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     We currently maintain the 1999 Employee Stock Purchase Plan, under which our employees may purchase common stock from the company at a discount to market prices. On April 24, 2001, the board of directors formally recommended that the plan be amended, subject to approval of the stockholders, to increase the annual replenishment of the plan from the lesser of 2% of the shares then outstanding or 1,000,000 shares to the lesser of 3% of the shares then outstanding or 1,000,000 shares.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE ANNUAL REPLENISHMENT OF THE PLAN FROM THE LESSER OF 2% OF THE SHARES THEN OUTSTANDING OR 1,000,000 SHARES TO THE LESSER OF 3% OF THE SHARES THEN OUTSTANDING OR 1,000,000 SHARES.

     A summary of the plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the plan, as proposed to be amended, which is attached to this proxy statement as Appendix B.

     Purpose. The purpose of the plan is to provide a means by which our employees and the employees of our subsidiaries may be given an opportunity to purchase our common stock at a discount to market prices. We believe that this provides incentives for such employees to remain with the company and to exert maximum efforts for our success.

     Eligibility. Unless otherwise determined by the board of directors, employees are eligible to participate in the plan only if they are customarily employed by us or one of our subsidiaries designated by the board of directors for at least 20 hours per week and five months per calendar year. As of March 31, 2001, there were approximately 691 employees eligible to participate in the plan.

     General Operation of the Plan. The plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Under the plan, the board of directors or a committee comprised of at least two members of the board of directors may from time to time grant to eligible employees rights to purchase our common stock during designated offering periods. The current offering period under the plan began on November 1, 2000 and will end on the earlier of (i) October 31, 2002, or (ii) any intervening April 30 or October 31 on which the fair market value of our common stock is less than $4.00 per share. Regardless of when the current offering period ends, a new offering period will begin on May 1, 2001 and will end on October 31, 2001. Under the current plan operating procedures adopted by the board of directors, new offering periods of six months duration will begin each November 1 and May 1 thereafter.

     Employees who elect to participate in an offering may have up to 15% of their earnings withheld pursuant to the plan. The amount withheld is then used to purchase shares of our common stock on the designated purchase dates of each offering period. The price of common stock purchased under the plan is equal to 85% of the lower of the fair market value of the common stock at the beginning date of each offering period or the relevant purchase date. Since the shares are purchased at less than market value, employees receive a benefit from participating in the plan.

     An employee may not be granted a purchase right for an offering period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of our stock or the stock of our subsidiaries. A participant cannot receive purchase rights that, in combination with purchase rights under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. The maximum number of shares of common stock that may be purchased by any participant in the plan on any one purchase date is 5,000 shares. Purchase rights granted under the plan are not transferable except by will or by the laws of descent and distribution and are exercisable only by the participant during his or her lifetime.

     Employees may end their participation in an offering at any time during that offering period, and their participation will end automatically on termination of their employment with us or one of our subsidiaries. In the event of a merger, consolidation or similar reorganization of the company, then, in the board's discretion, the surviving corporation may assume the purchase rights or substitute similar rights for those under the plan, or the board may provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to the merger or other transaction. The board of directors has the authority to amend or terminate the plan, provided, however, that these actions may not adversely affect any outstanding rights to purchase common stock. Certain amendments to the plan require approval of the company's stockholders, such as an increase in the number of shares reserved for purchase under the plan.

     Stock Subject to the Plan. As of April 16, 2001 there were 550,113 shares of common stock remaining available for purchase under the plan. As currently in effect, the plan provides for an annual increase in plan shares on each July 15 in an amount equal to 2.0% of the total number of shares of common stock then outstanding or, if less, by 1,000,000 shares. The board recommends a change to this automatic adjustment provision, which is contained in Section 3(a) of the plan, so that each July 15, beginning on July 15, 2001 and ending on July 15, 2008, the number of shares reserved for issuance under the plan will automatically be increased by 3.0% of the total number of shares of common stock then outstanding or, if less, by 1,000,000 shares. The shares issuable under the plan may be issued out of authorized but unissued shares or may be shares issued and later acquired by us.

     Federal Income Tax Consequences to Paradyne and to Participants. The following is a general summary of the federal income tax consequences regarding the plan, based on federal tax laws and regulations as in effect on April 1, 2001. The tax consequences of participating in the plan may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the plan as to both federal and state income tax considerations.

     The grant or exercise of purchase rights under the plan will have no tax impact on the participant or us. If a participant disposes of common stock acquired under the plan after at least two years from the first day of the applicable offering period and one year from the date of purchase of the shares, then the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount equal to the lesser of (1) the original 15% discount on the share assuming the stock had been purchased on the offering date or (2) the participant's actual gain (the excess of the fair market value of the share of common stock on the day of disposition over the price paid for the share). If a participant holds common stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied. We will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of common stock before the holding period is satisfied, then the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount per share equal to the difference between the price paid for the share and the market value of the share on the date it was purchased. Any additional gain will be treated as long-term or short-term capital gain. We will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

     Benefits to Named Executive Officers and Others. During fiscal year 2000, the following employees and groups participated in the plan. Because participation in the plan is voluntary, we cannot presently determine the benefits or amounts that will be received in the future by any person or group under the plan. The closing sale price of our common stock on the Nasdaq National Market on April 16, 2001 was $1.46 per share.

                                                              1999 EMPLOYEE STOCK PURCHASE PLAN
                                                         --------------------------------------------
                                                                              SHARES OF COMMON STOCK
NAME AND POSITION                                        DOLLAR VALUE ($)    PURCHASED UNDER THE PLAN
-----------------                                        ----------------    ------------------------
Sean E. Belanger.......................................        1,531.54(1)             1,049
  President, Chief Executive Officer; Director                 4,619.44(2)             3,164
Patrick M. Murphy......................................        1,495.04(1)             1,024
  Senior Vice President, Chief Financial Officer,              4,714.34(2)             3,229
  Treasurer and Secretary
Andrew S. May..........................................              --                    0
  Former President and Chief Executive Officer;
  Director

                                                              1999 EMPLOYEE STOCK PURCHASE PLAN
                                                         --------------------------------------------
                                                                              SHARES OF COMMON STOCK
NAME AND POSITION                                        DOLLAR VALUE ($)    PURCHASED UNDER THE PLAN
-----------------                                        ----------------    ------------------------
James L. Slattery......................................        2,686.40(1)             1,840
  Former Senior Vice President, Chief Legal and
  Intellectual Property Officer and Corporate Secretary
Frank J. Wiener........................................        1,373.86(1)               941
  Former Vice President of Broadband Access Products           5,803.72(2)             3,482
All Executive Officers as a Group......................        7,086.84(1)             4,854
  (including the above)                                       14,417.50(2)             9,875
All Non-Executive Directors as a Group (including the                --                    0
  above)...............................................
All Non-Executive Employees as a Group.................      270,892.78(1)           185,543
                                                           1,145,704.34(2)           784,729

---------------

(1) A majority of the shares were purchased at a 15% discount to our July 15, 1999 initial public offering price which amounted to a purchase price of $14.45 per share. Those employees who were not participants in the plan as of the initial public offering purchased shares at a 15% discount to the market value of our common stock on the April 30, 2000 purchase date, which amounted to a purchase price of $23.96 per share.
(2) Shares were purchased at a 15% discount to the market value of our common stock on the October 31, 2000 purchase date, which amounted to a purchase price of $3.40 per share.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table summarizes the compensation paid or accrued by us in each of the fiscal years ended December 31, 1998, 1999 and 2000 with regard to Sean E. Belanger, our President and Chief Executive Officer, and Patrick M. Murphy, our other executive officer as of December 31, 2000 whose annual compensation and bonus was $100,000 or more for 2000. This table also includes the compensation information for Andrew S. May, our former President and Chief Executive Officer, who resigned in December 2000, and James L. Slattery and Frank J. Wiener, who would have been named executive officers but for the fact they were not serving as executive officers at December 31, 2000. We refer to these executives as the named executive officers. This table does not include information for John A. Koehler who began serving as an executive officer in January 2001 with an expected annual salary and bonus in 2001 of approximately $200,018 and $70,000, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                            ANNUAL COMPENSATION (1)           SECURITIES
                                     -------------------------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          FISCAL YEAR   SALARY ($)    BONUS ($)     OPTIONS      COMPENSATION ($)
---------------------------          -----------   ----------    ---------   ------------   ----------------
Sean E. Belanger...................     2000        219,402(2)     55,833     2,050,000            306(3)
  President, Chief Executive            1999        200,838(2)    126,656        80,000            389(3)
  Officer; Director                     1998        200,018(2)    114,000            --            492(3)
Patrick M. Murphy..................     2000        225,663(4)     70,000       740,000            211(5)
  Senior Vice President, Chief          1999        224,396(4)     51,335       110,000            383(5)
  Financial Officer, Treasurer          1998        223,628(4)     51,335            --            479(5)
  and Secretary
Andrew S. May......................     2000        327,333(6)     50,000       200,000            333(7)
  Former President, Chief Executive     1999        330,678(6)    148,675            --            492(7)
  Officer; Director                     1998        323,094(6)     97,425            --            536(7)
James L. Slattery..................     2000         75,683(8)    101,688            --            393(9)
  Former Senior Vice President,
  Chief Legal and Intellectual          1999        198,382        71,569            --          2,573(9)
  Property Officer and Corporate        1998        197,002        71,569            --          2,155(9)
  Secretary
Frank J. Wiener....................     2000        181,394        50,000       280,000            142(10)
  Former Vice President of              1999        180,524        31,725       100,000            209(10)
  Broadband Access Products             1998        180,024        20,750        37,500            230(10)

---------------

 (1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all salaried employees of Paradyne and other perquisites and personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.
 (2) Includes $38,333, $60,000 and $47,344 contributed to the Key Employee Stock Option Plan for the years 2000, 1999 and 1998 respectively.
 (3) Mr. Belanger received life insurance benefits during 2000, 1999 and 1998.
 (4) Includes $100,000, $29,999 and $60,000 contributed to the Key Employee Stock Option Plan for the years 2000, 1999 and 1998 respectively.
 (5) Mr. Murphy received life insurance benefits during 2000, 1999 and 1998.
 (6) Includes $132,871, $183,822 and $139,552 contributed to the Key Employee Stock Option Plan for the years 2000, 1999 and 1998 respectively.
 (7) Mr. May received life insurance benefits during 2000, 1999 and 1998.
 (8) Mr. Slattery worked only 25 hours per week through his retirement in August 2000.
 (9) Mr. Slattery received life insurance benefits during 2000, 1999 and 1998.
(10) Mr. Wiener received life insurance benefits during 2000, 1999 and 1998.

EMPLOYMENT AGREEMENTS

     We are a party to employment agreements with Andrew S. May, Sean E. Belanger and Patrick M. Murphy. Mr. May's employment agreement was amended as of December 8, 2000 to reflect the change in his role from Chief Executive Officer to Director of Strategy, through June 8, 2001. Under this amended agreement, Mr. May is entitled to receive a monthly base salary of $16,667 and is eligible to participate in all benefits plans that are applicable to our officers. Pursuant to his amended employment agreement, Mr. May was granted an option to purchase 200,000 shares of Paradyne common stock at a price equal to the fair market value of our stock on the date of grant. This option vests over a period of six months, but will become fully vested upon an earlier change in control or if Mr. May's employment is terminated without cause. This new option, along with all of his options that were vested as of December 8, 2000, will remain exercisable until June 8, 2002 (or for a period of 12 months following his voluntary resignation or termination for cause). Either party may terminate the agreement at any time for any reason. If we terminate the agreement without cause or if Mr. May terminates the agreement due to a material breach by us, he will be entitled to his base salary through June 8, 2001 and any other unpaid benefits to which he is otherwise entitled.

     The employment agreements with Messrs. Murphy and Belanger, dated as of December 8, 2000, replace their former employment agreements. Under his new agreement, Mr. Belanger serves as President and Chief Executive Officer, and Mr. Murphy serves as Senior Vice President, Chief Financial Officer, Treasurer and Secretary. Each of the new agreements has a term of one year with automatic daily extensions. Under the agreement, the officer is entitled to an annual base salary (currently $330,000 in the case of Mr. Belanger and $225,810 in the case of Mr. Murphy) and an annual performance bonus opportunity (currently $150,000 in the case of Mr. Belanger and $70,000 in the case of Mr. Murphy), and he is entitled to participate in all incentive, savings, retirement and welfare plans provided by Paradyne to its senior executive officers generally. Pursuant to his employment agreement, the executive was granted stock options to acquire shares of Paradyne common stock (1,200,000 shares in the case of Mr. Belanger and 430,000 shares in the case of Mr. Murphy) at an exercise price equal to the fair market value of the underlying shares on the date of grant. The options vest in equal monthly installments over a 36-month period, provided that, upon the earlier occurrence of a change in control, the options will vest immediately as to a portion of the shares (those that would have vested in the next 12 months with respect to Mr. Belanger, and one-half of the unvested options in the case of Mr. Murphy), and as to another portion of the shares if the officer's employment is terminated under certain conditions within one year after the change in control (those that would have vested in the 24 months after the change in control with respect to Mr. Belanger, and the remainder of the unvested shares with respect to Mr. Murphy). In addition, pursuant to the new employment agreement, all of the officer's other options that were outstanding on December 8, 2000 were amended to provide that upon the officer's termination of employment due to his death, disability or retirement, or his termination without cause or voluntary resignation for any reason, such options will remain exercisable for 12 months. Either party to the employment agreements may terminate the agreement at any time for any reason. If we terminate the officer's employment without cause or if he resigns for good reason, he will receive (i) a prorated target annual bonus for the year of termination, (ii) a severance payment equal to one year's salary, and (iii) reimbursement for the cost of twelve months of continued health insurance coverage under COBRA. Each of the employment agreements provides for a limitation of severance and other benefits to the extent necessary to avoid the imposition of a golden parachute excise tax, but only if such limitation would result in a more favorable after-tax result for the officer. The employment agreements contain covenants against the disclosure of confidential information or the solicitation of Paradyne's customers or employees for a period of six months after the officer's termination of employment.

OPTION GRANTS

     The following table provides information with regard to stock option grants to the named executive officers pursuant to The Amended and Restated 1996 Equity Incentive Plan, or the 1996 Plan, and the 2000 Broad-Based Plan, or the Broad-Based Plan, during 2000. With certain exceptions noted below, most options expire ten years from the date of grant and become exercisable at the rate of 25% on the first anniversary of the grant date and 6.25% every three months thereafter, for full vesting after four years.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                                 VALUE AT
                                NUMBER OF      PERCENT OF                                  ASSUMED ANNUAL RATES
                                SECURITIES    TOTAL OPTIONS                                   OF STOCK PRICE
                                UNDERLYING     GRANTED TO                                      APPRECIATION
                                 OPTIONS        EMPLOYEES     EXERCISE OR                     FOR OPTION TERM
                                 GRANTED        IN FISCAL     BASE PRICE    EXPIRATION    -----------------------
NAME                               (#)           YEAR(1)        ($/SH)         DATE         5% ($)      10% ($)
----                            ----------    -------------   -----------   ----------    ----------   ----------
Sean E. Belanger..............    850,000          8.00         25.0000     04/04/2010    13,634,011   33,867,027
                                1,200,000(2)      11.30          1.6250     12/07/2010     1,226,345    3,107,798
Patrick M. Murphy.............    310,000          2.92         25.0000     04/04/2010     4,873,933   12,351,504
                                  430,000(2)       4.05          1.6250     12/07/2010       439,440    1,113,628
Andrew S. May.................    200,000(3)       1.88          1.6250     06/08/2002       204,391      517,966
James L. Slattery.............         --            --              --             --            --           --
Frank J. Wiener...............    100,000          0.94         25.0000     03/13/2001(4)  1,572,237    3,984,356
                                  180,000          1.70          3.6250     03/13/2001(4)    410,354    1,039,917

---------------

(1) Options to purchase a total of 10,619,121 shares of common stock were granted to employees in fiscal 2000 under our 1996 Plan and Broad-Based Plan.
(2) Options vest in equal monthly installments over thirty-six months beginning one month from the date of grant.
(3) One-half of the options vest on March 8, 2001 and the remaining one-half vest on June 8, 2001.
(4) Mr. Wiener resigned from Paradyne effective as of March 13, 2001 and all of his unvested options expired immediately.

     Amounts reported in the last two columns represent hypothetical amounts that may be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. The numbers shown in these two columns are calculated based on SEC rules and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of such exercises and the future performance of the common stock. We do not guarantee that the rates of appreciation assumed in these two columns can be achieved or that the amounts reflected will be received by the named executive officers. The two columns do not take into account any appreciation of the price of the common stock from the date of grant to the current date.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information regarding (1) the number of shares of common stock received upon exercise of options by the named executive officers during 2000, (2) the net value realized upon such exercise, (3) the number of unexercised options held at December 31, 2000 and (4) the aggregate dollar value of unexercised options held at December 31, 2000. The net value realized upon exercise is equal to the difference between the option exercise price and the fair market value of our common stock at the date of exercise or at fiscal year end. The closing sale price of our common stock on the Nasdaq National Market on December 29, 2000 was $1.8125 per share.

 AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                 SHARES                                OPTIONS             IN-THE-MONEY OPTIONS AT
                                ACQUIRED          VALUE        AT DECEMBER 31, 2000(#)      DECEMBER 31, 2000 ($)
           NAME              ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              ---------------   ------------   -------------------------   -------------------------
Sean E. Belanger...........      80,000         2,567,500          102,500/2,147,500             --/225,000
Patrick M. Murphy..........      80,000         2,560,000            56,250/ 818,750             --/ 80,625
Andrew S. May..............          --                --         1,225,000/ 200,000             --/ 37,500
James L. Slattery..........      45,000           352,502               --/       --             --/     --
Frank J. Wiener............      15,150           497,778            28,131/ 364,219             --/     --

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors, upon the recommendation of the audit committee, has appointed the firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has served as our independent auditors since 1996.

     Representatives of PricewaterhouseCoopers will be present at the annual meeting, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

SERVICES AND FEES OF PRICEWATERHOUSECOOPERS LLP DURING 2000

     Audit Fees. PricewaterhouseCoopers LLP's fees were $176,000 and they billed us $9,000 for expenses in connection with its audit of our annual financial statements for 2000 and its reviews of our quarterly financial statements included in our three Quarterly Reports on Form 10-Q that we filed with the SEC during 2000.

     Financial Information Systems Design and
Implementation. PricewaterhouseCoopers LLP billed us $0 in fees and $0 for expenses in connection with financial information systems design and implementation services in 2000.

     All Other Fees. PricewaterhouseCoopers LLP billed us $111,000 in fees and $13,000 for expenses in connection with all other services that they rendered to us in 2000. A substantial portion of the fees for these services relates to services traditionally provided by auditors, including due diligence procedures performed in connection with mergers and acquisitions, other SEC-related work, income tax services other than those directly related to the audit of the income tax accrual, and consulting services for doing business in foreign countries.

     The audit committee has determined that the provision by PricewaterhouseCoopers LLP of non-audit services to us in 2000 is compatible with PricewaterhouseCoopers LLP's maintaining its independence.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The audit committee oversees the company's financial reporting process on behalf of the board of directors. The audit committee operates under a written charter adopted by the board of directors which is included as Appendix A to this proxy statement. This report reviews the actions taken by the audit committee with regard to the company's financial reporting process during 2000 and particularly with regard to the company's audited consolidated financial statements as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000.

     The audit committee is comprised of Thomas E. Epley, Keith B. Geeslin and Peter F. Van Camp. All audit committee members are "independent" as defined in the applicable listing standards of the NASD, except Mr. Epley, who serves a non-independent member of the audit committee. Mr. Epley formerly was employed by Paradyne, most recently pursuant to the terms of a Key Employment Agreement that terminated on June 30, 1999. Mr. Epley was elected to the audit committee on July 27, 2000 by our board of directors. The board of directors determined that the addition of Mr. Epley to the audit committee is an appropriate and acceptable appointment because of his extensive industry and financial expertise and background and is required by the best interest of Paradyne and its stockholders. The board of directors determined that Mr. Epley's appointment to the audit committee complies with the conditions stipulated in the NASD independence rules that allow "one non-independent director" to serve on the audit committee of the Board of Directors under exceptional and limited circumstances. As further required by such rules, each of the committee members is financially literate and has financial management expertise.

     The company's management has the primary responsibility for the company's financial statements and reporting process, including the systems of internal controls. The company's independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee's responsibility is to monitor and oversee these processes and to recommend annually to the board of directors the accountants to serve as the company's independent auditors for the coming year.

     The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee's charter. To carry out its responsibilities, the audit committee met two times during 2000.

     In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements to be included in the company's Annual Report on Form 10-K for 2000, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The audit committee also reviewed with the company's independent auditors, PricewaterhouseCoopers LLP, their judgments as to the quality (rather than just the acceptability) of the company's accounting principles and such other matters as are required to be discussed with the audit committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the audit committee discussed with PricewaterhouseCoopers LLP their independence from management and the company, including the matters in the written disclosures required of PricewaterhouseCoopers LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee also considered whether the provision of services during 2000 by PricewaterhouseCoopers LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the company's interim financial statements during 2000 is compatible with maintaining PricewaterhouseCoopers LLP's independence.

     Additionally, the audit committee discussed with the company's internal and independent auditors the overall scope and plan for their respective audits. The audit committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls and the overall quality of the company's financial reporting.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission. The audit committee also recommended to the board that the company retain PricewaterhouseCoopers LLP as the company's independent auditors for 2001.

                                          AUDIT COMMITTEE:

                                          Thomas E. Epley
                                          Keith B. Geeslin
                                          Peter F. Van Camp

April 27, 2001

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

INTRODUCTION

     The compensation committee is responsible for developing the company's executive compensation policies and advising the board of directors with respect to these policies. This report reviews the compensation committee's policies generally with respect to the compensation of all executive officers as a group for 2000 and specifically reviews the compensation established for Andrew S. May, who served as Chief Executive Officer until his resignation in December 2000, and Sean E. Belanger who became Chief Executive Officer upon Mr. May's resignation.

     The members of the compensation committee are David M. Stanton and William
R. Stensrud. None of the committee members is or has been an officer or employee of the company or any of its subsidiaries.

COMPENSATION POLICY FOR EXECUTIVE OFFICERS

     The executive compensation program for 2000 was designed to attract and retain a highly qualified and motivated management team, reward individual performance and link the interests of the senior executives directly with those of the stockholders. The 2000 compensation program, like those in prior years, is comprised of base salary, annual bonuses and long-term incentive pay in the form of stock options. This program applies to all key management personnel, including the Chief Executive Officer. All of the executives also are eligible for other employee benefits, including life, health, disability and dental insurance and the company's retirement savings plan and employee stock purchase plan.

     Base Salary. The compensation committee set the base salaries of top management for 2000 after reviewing salary levels for comparable executive positions in the telecommunications industry. The compensation committee set salaries at levels competitive with the base salaries of similarly situated executives at companies of similar size and revenue levels in the telecommunications industry.

     Annual Bonuses. The compensation committee based annual cash bonuses for executive officers in 2000 on the company's financial performance targets. The compensation committee established the target bonus amounts after reviewing similar information presented in independent surveys. The compensation committee's review ranged from broad-based overviews of the entire telecommunications industry to information regarding entities more similar to the company in revenues. Based on such comparative information, the compensation committee used "median" as a guide for setting average and target bonus amounts for the company's top management positions. The compensation committee generally uses the achievement of new equipment revenue and the attainment of a profitability target as its two principal performance measurements. Additionally, the compensation committee may use its discretion to adjust the annual bonus payment based on an executive satisfying key deliverables.

     Stock Options. Stock options are granted periodically under the 1996 Plan to the executive officers. Generally, options granted to executive officers, as with all of the company's employees, have an exercise price equal to the fair market value of the underlying stock on the date of grant, expire ten years from the date of grant and become exercisable at the rate of 25% on the first anniversary of the grant date and 6.25% every three months thereafter, for full vesting after four years. As a result of the sharp decline in 2000 in the market price of the company's common stock, almost all of the unvested options granted to the executive officers in previous years and early in 2000 were substantially below the market price of the underlying common stock, or "underwater." These stock options were no longer effective as an incentive to retain the services of the executive officers and enhance their performance. Therefore, in the latter part of 2000, the company granted additional stock options to Messrs. Belanger, Murphy, May and Wiener that have exercise prices equal to the fair market value on the dates of grant. Options granted under the 1996 Plan to Messrs. Belanger and Murphy vest in equal monthly installments over thirty-six months beginning one month from the date of grant. Mr. May received additional stock options under the Broad-Based Plan, adopted by the board on November 1, 2000, one-half of which vested on March 8, 2001 and the remaining one-half will vest on June 8, 2001. In granting options, the board reviews the amount of options granted to executives at other comparable companies in the telecommunications industry, the awards granted to other employees within the company, the individual's position at the company and his role in helping the company achieve its goals. For more information about the options granted and exercised by the company's named executive officers in 2000 and year-end stock option values, see "Executive Compensation -- Option Grants" and "-- Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values."

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. Belanger became the company's Chief Executive Officer in December 2000 upon the resignation of Mr. May. Previously, Mr. Belanger was the company's President and Chief Operating Officer. Mr. Belanger received a base salary of $219,402 in 2000. Based on the company's financial performance in 2000, Mr. Belanger earned an annual incentive bonus of $55,833, which represented 44.7% of his annual incentive pay amount. Mr. Belanger received 2,050,000 stock option grants during 2000. However, of this amount, 850,000 options are substantially underwater. The compensation committee set the number of options granted to Mr. Belanger based upon comparative information regarding stock options granted to chief executive officers at companies of similar size and revenue levels in the telecommunications industry. Mr. Belanger's total compensation for 2000 is provided in detail in the Summary Compensation Table under "Executive Compensation."

     Mr. May served as the company's Chief Executive Officer until his resignation in December 2000. Mr. May's 2000 base salary was $327,333. Based on the company's financial performance in 2000, Mr. May earned an annual incentive bonus of $50,000, which represented 33.3% of his annual incentive pay amount. Mr. May received 200,000 stock option grants under the Broad-Based Plan during 2000. The compensation committee set the levels of many components of Mr. May's compensation based upon comparative information regarding compensation of chief executive officers at companies of similar size and revenue levels in the telecommunications industry. Mr. May's total compensation for 2000 is provided in detail in the Summary Compensation Table under "Executive Compensation."

POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION EXPENSE

     Section 162(m) of the Internal Revenue Code limits the tax deduction that the company may take with respect to the compensation of certain executive officers, unless the compensation is "performance based" as defined in the Code. The 1996 Plan is designed to comply with Section 162(m) of the Code so that the grant of options and other awards under the 1996 Plan, including those that are conditioned on performance goals, will be excluded from the calculation of annual compensation and will be fully deductible by the company. No awards other than stock options have been granted to date under the 1996 Plan that are conditioned on performance goals. The Broad-Based Plan does not comply with
Section 162(m) of the Code and, therefore, grants to executive officers under the Broad-Based Plan may not be fully deductible by the company.

CONCLUSION

     The executive compensation program is designed to closely link pay with performance and the creation of stockholder value. If the company achieves average financial performance levels, its executives will be compensated at "median levels" for comparable companies. If the company's performance is exceptionally higher than the targeted levels, executive compensation will exceed such "median levels." The compensation committee believes that the program has been and will continue to be successful in supporting the company's financial growth and other business objectives.

                                          COMPENSATION COMMITTEE:

                                          David M. Stanton
                                          William R. Stensrud
April 24, 2001

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of David M. Stanton and William R. Stensrud. Mr. Stanton was the sole director and president of Communication GenPar, Inc. from 1996 until August 12, 1999. Until August 12, 1999, he had a pecuniary interest in the Paradyne shares formerly held by Communications Partners, L.P. Mr. Stanton was also a partner of Texas Pacific Group, which organized TPG Partners, L.P. and TPG Parallel I, L.P.

     Mr. Stensrud has a pecuniary interest in the Paradyne shares formerly held by Communication Partners, L.P. In May 1999, Communication Partners, L.P. distributed its shares to its limited partners and general partner. Mr. Stensrud and the Stensrud Family Trust are limited partners of Communication Partners, L.P. and received an aggregate of 533,476 shares in the distribution.

     Mr. Stanton serves as a director of Globespan, Inc. and Paradyne Credit Corp. and Mr. Stensrud serves as a director of Rhythms NetConnections, Inc. For a description of transactions involving Communication Partners, L.P., Paradyne Credit Corp., Globespan and Rhythms NetConnections, see "Certain Transactions" below.

                              CERTAIN TRANSACTIONS

     In July 1996, Communication Partners, L.P., a limited partnership controlled by Texas Pacific Group, acquired our business as well as the businesses of Paradyne Credit Corp. and GlobeSpan, Inc. as part of a divestiture by Lucent Technologies Inc. As of May 1999, Communication Partners, L.P. owned approximately 97.1% of our outstanding common stock and approximately 83.2% of the outstanding capital stock of GlobeSpan. In May 1999, Communication Partners, L.P. distributed its Paradyne shares and its GlobeSpan shares to its general and limited partners. Communication Partners, L.P. continues to own 100% of the capital stock of Paradyne Credit Corp.

     Several of our current directors serve as directors of GlobeSpan and Paradyne Credit Corp. Messrs. Epley, Geeslin and Stanton are directors of GlobeSpan. Messrs. Epley and Stanton are directors of Paradyne Credit Corp. In addition, Mr. Murphy our Senior Vice President, Chief Financial Officer, Treasurer and Secretary is the Vice President, Chief Financial officer and Treasurer of Paradyne Credit Corp.

     Messrs. Epley and Stensrud, two of our directors, either directly or through various investment partnerships and corporations, are limited partners of Communication Partners, L.P. Mr. Bonderman is a managing partner in Texas Pacific Group, a limited partner in Communications Partners, L.P.

TRANSACTIONS WITH GLOBESPAN, INC.

     Cross-License Agreement. As part of the divestiture by Lucent, we entered into a cross-license agreement with GlobeSpan. Under this agreement, each party granted to the other party a non-exclusive, non-transferable, irrevocable, world-wide, royalty-free license to the patents Lucent assigned to the granting party in the divestiture, for use in the other party's products that existed as of the date of the divestiture, and subsequent modifications to those products. Each party also granted to the other party a non-exclusive, non-transferable, irrevocable, world-wide, royalty-free license to the granting party's other technical information and intellectual property existing at the time of the divestiture. These licenses give us the right to make, have made, use, sell and import our products within the scope of the license grants as well as the tools used to develop, manufacture, test or repair such products. we were also given the right to convey to any of our customers the right to use and resell such products. Each party also granted to the other party a non-exclusive, non-transferable, irrevocable, world wide, royalty-free license to use particular listed trademarks. All of these licenses have an indefinite duration, subject to the expiration of patent and copyright terms.

     Cooperative Development Agreement/Termination Agreement/Supply
Agreement. Effective December 1998, GlobeSpan and we terminated a Cooperative Development Agreement pursuant to a termination agreement. In conjunction with the signing of the termination agreement we entered into a four-year supply agreement with GlobeSpan, which gives us preferential pricing and other terms in connection with the purchase of GlobeSpan products. Under the terms of this agreement, GlobeSpan is required to honor our orders for GlobeSpan products in quantities at least consistent with our past ordering practices and must afford us at least the same priority for its orders as GlobeSpan affords other similarly situated highly preferred customers. We were also granted immunity under GlobeSpan's intellectual property rights for all our customers that purchase our products that incorporate GlobeSpan products. GlobeSpan has been selling products to us pursuant to these terms since July 1998. In 2000, we purchased from GlobeSpan a total of $8.3 million of products under the supply agreement.

     Real Property Agreements. Under a sublease dated August 1997, and subsequently amended in August 1998, between GlobeSpan and us, GlobeSpan subleased property at 100 Schulz Drive, Red Bank, New Jersey. The sublease reimburses us for 100% of all costs we incur under the primary lease. GlobeSpan paid us approximately $68,000 a month for approximately 50,000 rentable square feet, plus approximately $10,000 per month for rent and operating costs. In October 2000, the rent increased to approximately $79,000 a month. Pursuant to a Mutual Release and Surrender Agreement dated March 20, 2001, we terminated our obligations as a lessor under the lease of this property which consequently terminated our sublease arrangement with Globespan.

TRANSACTIONS WITH PARADYNE CREDIT CORP.

     Services Agreement. As part of the divestiture by Lucent, we entered into an intercompany services agreement with Paradyne Credit Corp., our equipment leasing affiliate, under which we agreed to provide:

     - general management consulting and services administration, including rental contract servicing administration and remarketing services;

     - administrative services, including risk management, financial and cash management, tax management and accounting services;

     - human resources, staffing and legal services; and

     - operational services, including facilities management, office communications, telecommunication systems, systems management and other services.

     In exchange for these services, Paradyne Credit Corp. will pay us a monthly service fee equal to the sum of: (i) all direct costs incurred by us to provide services to Paradyne Credit Corp., (ii) all indirect costs incurred by us to provide services to Paradyne Credit Corp. and (iii) a 5% mark up on all charges. This agreement may be terminated by Paradyne Credit Corp. upon 60 days notice and by us upon 180 days notice. Amounts charged for these services totaled approximately $904,000 for the year ended December 31, 2000.

     Purchase and Sale of Equipment. Under an agreement with Paradyne Credit Corp., we sell equipment manufactured or sold by us to Paradyne Credit Corp. at prices substantially equal to those we would receive through normal selling channels. Sales to Paradyne Credit Corp. totaled approximately $341,000 for the year ended December 31, 2000. We also may purchase from Paradyne Credit Corp. equipment that has been returned to Paradyne Credit Corp. after the termination of an equipment lease. No such purchases were made during the year ended December 31, 2000.

     In connection with a sale by Paradyne Credit Corp. of equipment lease receivable to AT&T Capital Corp., we guaranteed collection of selected receivables to AT&T Capital Corp. As of December 31, 2000, lease receivables for which we were contingently liable, but for which we have recourse, were outstanding in the amount of $0.

LIMITATIONS ON DIRECTORS' AND EXECUTIVE OFFICERS' LIABILITY AND INDEMNIFICATION

     Our bylaws and certificate of incorporation provide for indemnification and limitation of liability of our directors and executive officers. In addition, we have entered into indemnification agreements with Messrs. Belanger, Bonderman, Epley, Geeslin, May, Murphy, Stanton, Stensrud and Van Camp. Under the agreements, we agreed to reimburse and indemnify each individual for civil or criminal proceedings or governmental investigations relating to his actions as a director or officer, except if such conduct was committed in bad faith or was a breach of his duty of loyalty to us.

     In December 2000 and April 2001, with respect to certain class action lawsuits filed against us and Messrs. Epley, May, Murphy and Belanger, we agreed, consistent with Delaware law and our bylaws, certificate of incorporation and the above-mentioned indemnity agreements, to advance defense-related expenses to Messrs. Epley, May, Murphy and Belanger, each of whom is a defendant in the lawsuits. As of April 15, 2001, we have not made any payments to Messrs. Epley, May, Murphy and Belanger.

OTHER DIRECTOR OR FIVE PERCENT STOCKHOLDER RELATIONSHIPS

     William Stensrud and Keith Geeslin, two members of our board of directors, both serve as directors for Rhythms NetConnections, Inc. For the year ended December 31, 2000 we sold products totaling approximately $42.2 million to Rhythms NetConnections. We believe the transactions with Rhythms NetConnections were completed at rates similar to those available to our other customers of similar size and nature.

     Texas Pacific Group beneficially owns 33.77% of our common stock and also beneficially owns convertible preferred stock representing ownership of 15.4% of Zhone Technologies, Inc., a company with whom we have a distribution agreement. This convertible preferred stock is convertible to common stock on a one-to-one exchange ratio at the earlier of an election to convert by the Texas Pacific Group or upon an initial public offering of Zhone. Pursuant to this distribution agreement, we purchase Zhone's IMACS system and have exclusive rights to distribute it under our private label as the Acculink Access Controller. For the year ended December 31, 2000 we made total payments to Zhone for purchases of IMACS of approximately $16.7 million.

PROMISSORY NOTES FROM OFFICERS

     Several of our executive officers have issued to us promissory notes in connection with the purchase of shares of our common stock. The full recourse notes accrue interest at rates ranging from 4.72% to 5.15%. The principal balance of that notes and accrued interest are payable at the earlier of termination of employment or five years from the date of the note. The notes are secured by the shares of common stock acquired with the note, which shares are held in escrow by us. The shares purchased vest either on a quarterly basis or 25% vest on the first anniversary of the note with the remainder vesting in equal quarterly installments thereafter. All unvested shares purchased with the notes are subject to repurchase by us if these executive officers terminate their employment prior to becoming fully vested in the shares. The following table details the information regarding these promissory notes with our executive officers:

                                                                       SHARES OF              OUTSTANDING
                                                                        COMMON     INTEREST   BALANCE ON
                                                           AMOUNT OF     STOCK       RATE      MARCH 15,
OFFICER                                    DATE OF NOTE    NOTE ($)       (#)        (%)        2001($)
-------                                   --------------   ---------   ---------   --------   -----------
Sean E. Belanger........................  March 29, 1999    199,800     100,000      4.72       199,800
Patrick M. Murphy.......................  March 31, 1999     74,925      37,500      4.72        74,925
                                          April 2, 1999      37,485       7,500      5.15        37,485
Andrew S. May...........................  March 31, 1999     99,900      50,000      4.72        99,900

---------------

* Outstanding balance does not include accrued interest as of April 15, 2001.

     Upon retirement from Paradyne in August 2000, Mr. Slattery paid to us the outstanding balance of $149,850 plus accrued interest owed under his promissory note dated May 5, 1997. Upon his resignation from Paradyne in March 2001, Mr. Wiener paid to us the outstanding balances of $159,915 and $24,990 plus accrued interest owed under his promissory notes dated March 26, 1999 and April 2, 1999, respectively.

                            STOCK PERFORMANCE GRAPH

     The following stock performance graph and accompanying table compare the stockholders' cumulative return on the common stock from July 16, 1999 to December 31, 2000 with the cumulative total return of the S&P 500 Index (U.S.) and the Nasdaq Telecom Index over the same period. The comparative data assumes that $100.00 was invested on the date of our initial public offering, July 16, 1999, in the common stock and in each of the indices referred to above and that any dividends were reinvested. The stock price performance shown in the table set forth below is not necessarily indicative of future stock price performance.

                                                 PARADYNE NETWORKS, INC.          S&P 500 INDEX           NASDAQ TELECOM INDEX
                                                 -----------------------          -------------           --------------------
July 1999                                                100.00                      100.00                      100.00
1999                                                     160.29                      107.71                      135.13
2000                                                      10.66                       97.90                      137.31

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The United States securities laws require our directors, executive officers and any persons who beneficially own more than 10% of our common stock to file with the SEC and the Nasdaq Stock Market initial reports of ownership and subsequent reports of changes in ownership of our securities. To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during 2000 all directors, executive officers and beneficial owners of more than 10% of our common stock made all required filings.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

     Under SEC rules, proposals of stockholders that are intended to be presented by such stockholders at our 2002 annual meeting and that stockholders desire to have included in our proxy statement and form of proxy for the 2002 annual meeting must be submitted to us in writing no later than January 1, 2002, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy materials.

     If a stockholder wishes to present a proposal at our 2002 annual meeting, and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must deliver written notice of the proposal to Paradyne not less than 90 days nor more than 120 days before the first anniversary of the prior year's meeting. Assuming that our 2002 annual meeting is held on schedule, we must receive this notice no earlier than February 13, 2002 and no later than March 15, 2002. If a stockholder gives notice of a proposal after this deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. The requirements for submitting such proposals are set forth in our bylaws.

     All director nominations and other proposals of stockholders with regard to the 2002 annual meeting should be submitted by certified mail, return receipt requested, to Paradyne Networks, Inc., 8545 126th Avenue North, Largo, Florida 33773, Attention: Patrick M. Murphy, Senior Vice President, Chief Financial Officer, Treasurer and Secretary.

                                          By order of the board of directors,

                                          /s/ PATRICK M. MURPHY
                                          Patrick M. Murphy
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary

Largo, Florida
May 1, 2001

                                   APPENDIX A
                            PARADYNE NETWORKS, INC.
                         CHARTER OF THE AUDIT COMMITTEE

     The Charter of the Audit Committee of Paradyne Networks, Inc. is as follows:

PURPOSE

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Paradyne Networks, Inc, a Delaware corporation (the "Company"), will be to (i) study, review and evaluate the Company's accounting, auditing and reporting practices, including internal audit and control functions; (ii) serve as a focal point for communication between non-committee directors, the independent accountants and the Company's management; and (iii) monitor transactions between the Company and its employees, officers and members of the Board, or any affiliates of the foregoing.

COMPOSITION

     The Committee will be comprised of three members of the Board, all of whom understand fundamental financial statements, and at least one of whom has past employment experience in finance or accounting, or other comparable experience, or a background resulting in the individual's financial sophistication. At least two members of the Committee shall meet the independence requirements of the Nasdaq Stock Market, Inc. The members of the Committee will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY

     The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the corporate laws of any state that may apply to the Company, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

     1. The independent auditors are accountable to the Committee and ultimately to the Board. The Committee will select, evaluate, and, where appropriate, replace its outside auditors. Based on its evaluation the Committee will make recommendations to the Board annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, and make recommendations regarding other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors.

     2. Review the engagement of the independent auditors, including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the Committee deems appropriate.

     3. Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including without limitation, the policies for recognition of revenues in financial statements.

     4. Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, or other disclosures and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, relating to the conduct of the audit.

     5. Assist and interact with the independent auditors to enable them to perform their duties in the most efficient and cost effective manner.

     6. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

     7. At least one member of the Committee will review the Company's quarterly financial statements and any changes in accounting policy that have occurred during the interim period with the independent auditors (and at the Committee's discretion, may also review with management) prior to the filing of the Company's 10-Q.

     8. Obtain a formal written statement from the independent auditors describing all relationships between the auditor and the Company. This statement must be in accordance with Independence Standards Board Standard 1. Beyond this statement the audit committee must actively discuss with the auditor any relationships that may impact objectivity and independence. The Committee should take action to ensure the full Board oversees the independence of the outside auditor.

     9. Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

     10. Consult with the independent auditors and discuss with management the scope and quality of internal accounting and financial reporting controls in effect.

     11. Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between the Company and any employee, officer or member of the Board of the company or any affiliates of the foregoing.

     12. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     13. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     14. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     15. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (related to detecting illegal acts, identifying related party transactions and evaluation of the Company's ability to continue as a going concern) has not been implicated.

     16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (b) Any changes required in the planned scope of the internal audit.

          (c) The internal audit department responsibilities, budget and staffing.

     17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     18. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the company's Code of Conduct.

     19. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     20. Retain special legal, accounting or other consultants to advise the Committee as deemed necessary.

     21. Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

MEETINGS

     The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate. The President, Chief Executive Officer, Chairman of the Board and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

MINUTES AND REPORTS

     Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

                                                                      APPENDIX B

                            PARADYNE NETWORKS, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                          (AS PROPOSED TO BE AMENDED)

1. PURPOSE

     (a) The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Paradyne Networks, Inc. (the "Company") and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase common stock of the Company (the "Common Stock").

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2. ADMINISTRATION

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

          (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv) To amend the Plan as provided in paragraph 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. SHARES SUBJECT TO THE PLAN

     (a) The Plan originally reserved one million (1,000,000) shares of Common Stock that may be sold pursuant to rights granted under the Plan. That number was automatically increased by 631,738 shares on July 15, 2000, the first anniversary of the Effective Date of the Plan (the "Reserved Shares"). Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, as of the next eight (8) anniversaries of the Effective Date of the Plan (beginning on July 15, 2001), the number of Reserved Shares will be increased automatically by the lesser of (i) three percent (3%) of the total number of shares of Common Stock outstanding on such anniversary date, or (ii) one million (1,000,000) shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. GRANT OF RIGHTS; OFFERING

     The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5. ELIGIBILITY

     (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

          (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. RIGHTS; PURCHASE PRICE

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the

Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(h) or
Section 403(b) of the Code or that provides non-qualified deferred compensation), which shall include overtime pay, bonuses, incentive pay, and commissions, but shall exclude profit sharing or other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8. EXERCISE

     (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9. COVENANTS OF THE COMPANY

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. RIGHTS AS A STOCKHOLDER

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12. ADJUSTMENTS UPON CHANGES IN STOCK

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan, due to a change in corporate capitalization and without the receipt of consideration by the Company (through reincorporation, stock dividend, stock split, reverse stock split, combination or reclassification of shares), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 3(a), and the outstanding rights will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding rights. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive.

     (b) In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation, or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, as determined by the Board in its sole discretion,

(i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13. AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for rights under the Plan;

          (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
     Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

          (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of
Section 423 of the Code.

14. DESIGNATION OF BENEFICIARY

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TERMINATION OR SUSPENSION OF THE PLAN

     (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

     (c) Notwithstanding the foregoing, the Plan shall terminate and no rights may be granted under the Plan after the tenth anniversary of the Effective Date.

16. EFFECTIVE DATE OF PLAN

     The Plan shall become effective simultaneously with the effectiveness of the Company's registration statement under the Securities Act with respect to the initial public offering of shares of the Company's Common Stock (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

                             PARADYNE NETWORKS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            WEDNESDAY, JUNE 13, 2001
                                   10:00 A.M.

                             8545 126TH AVENUE NORTH
                                 LARGO, FLORIDA

PARADYNE NETWORKS, INC.
C/O SHAREOWNER SERVICES, P.O. BOX 64873, ST. PAUL, MN 55164                PROXY


                                 REVOCABLE PROXY

                                  COMMON STOCK

                             PARADYNE NETWORKS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF
  STOCKHOLDERS. IF YOU CHOOSE TO SUBMIT YOUR PROXY VOTING INSTRUCTIONS VIA THE
    INTERNET OR BY TOUCH-TONE TELEPHONE, THEN DO NOT RETURN THIS PROXY CARD.

         The undersigned hereby appoints Patrick M. Murphy and John A. Koehler, and each of them, proxies with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Paradyne Networks, Inc. ("Paradyne") that the undersigned is entitled to vote at the 2001 annual meeting of stockholders, to be held on Wednesday, June 13, 2001 at 10:00 a.m. local time, at Paradyne's corporate headquarters, 8545 126th Avenue North, Largo, Florida 33773, and at any and all adjournments.

         THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE ELECTION OF THE THREE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED TO A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS DOES NOT KNOW OF ANY OTHER BUSINESS TO BE PRESENTED TO A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING.

         IF THE UNDERSIGNED ELECTS TO WITHDRAW THIS PROXY ON OR BEFORE THE TIME OF THE ANNUAL MEETING OR ANY ADJOURNMENTS AND NOTIFIES PATRICK M. MURPHY, OUR SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY, AT OR PRIOR TO THE ANNUAL MEETING OF THAT DECISION, THEN THE POWER OF THIS PROXY SHALL BE DEEMED TERMINATED AND OF NO FURTHER FORCE AND EFFECT. IF THE UNDERSIGNED WITHDRAWS THIS PROXY IN THE MANNER DESCRIBED ABOVE AND DOES NOT SUBMIT A DULY EXECUTED AND SUBSEQUENTLY DATED PROXY CARD PRIOR TO THE ANNUAL MEETING, THE UNDERSIGNED MAY VOTE ALL SHARES OF COMMON STOCK OWNED BY THE UNDERSIGNED AS OF THE RECORD DATE, APRIL 23, 2001, IN PERSON AT THE ANNUAL MEETING OR OTHERWISE BY PHONE OR INTERNET.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE    CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE    SIDE
-----------                                                          -----------

                                                             -------------------
                                                             COMPANY #
                                                             CONTROL #
                                                             -------------------
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK - - - EASY - - - IMMEDIATE

         - USE ANY TOUCH-TONE TELEPHONE TO VOTE YOUR PROXY 24 HOURS A DAY, 7 DAYS A WEEK, UNTIL 12:00 P.M. (ET) ON JUNE 12, 2001.

         - YOU WILL BE PROMPTED TO ENTER YOUR 3-DIGIT COMPANY NUMBER AND YOUR 7-DIGIT CONTROL NUMBER WHICH ARE LOCATED ABOVE.

         -        FOLLOW THE SIMPLE INSTRUCTIONS THE VOICE PROVIDES YOU.

VOTE BY INTERNET - http://www.eproxy.com/pdyn/ - QUICK - - - EASY - - -
IMMEDIATE

         - USE THE INTERNET TO VOTE YOUR PROXY 24 HOURS A DAY, 7 DAYS A WEEK, UNTIL 12:00 P.M. (ET) ON JUNE 12, 2001.

         - YOU WILL BE PROMPTED TO ENTER YOUR 3-DIGIT COMPANY NUMBER AND YOUR 7-DIGIT CONTROL NUMBER WHICH ARE LOCATED ABOVE TO OBTAIN YOUR RECORDS AND CREATE AN ELECTRONIC BALLOT.

VOTE BY MAIL

MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE WE'VE PROVIDED OR RETURN IT TO PARADYNE NETWORKS, INC., C/O SHAREOWNER SERVICES(SM), P.O. BOX 64873, ST. PAUL, MN 55164-0873.

      If you vote by Phone or Internet, please do not mail your Proxy Card

                                   DETACH HERE
        PLEASE MARK
   [X]  VOTES AS IN
        THIS EXAMPLE

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1.  THE ELECTION OF (01) SEAN E. BELANGER, (02)       2.  TO APPROVE AN AMENDMENT TO OUR 1999
    KEITH B. GEESLIN AND (03) PETER F. VAN CAMP           EMPLOYEE STOCK PURCHASE PLAN TO
    AS CLASS II DIRECTORS FOR A THREE-YEAR TERM           INCREASE THE AUTOMATIC ANNUAL
    EXPIRING AT THE 2004 ANNUAL MEETING OF                REPLENISHMENT OF SHARES, AS DESCRIBED
    STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE          IN THE PROXY STATEMENT.
    BEEN DULY ELECTED AND QUALIFIED.

     FOR        WITHHELD                                   FOR         AGAINST         ABSTAIN
     [ ]          [ ]                                      [ ]          [ ]              [ ]

[ ]                                                        IN THEIR DISCRETION, THE PROXIES ARE
    --------------------------------------------           AUTHORIZED TO VOTE UPON SUCH OTHER
    FOR ALL NOMINEES EXCEPT WITHHELD FROM THE              BUSINESS AS MAY PROPERLY COME BEFORE
    NOMINEE(S) NOTED ABOVE                                 THE ANNUAL MEETING AND ANY
                                                           ADJOURNMENTS THEREOF.





    MARK HERE     [ ]     MARK HERE   [ ]             PLEASE MARK, DATE AND SIGN EXACTLY AS
   IF YOU PLAN           FOR ADDRESS                  YOUR NAME APPEARS ON THIS PROXY CARD.
    TO ATTEND            CHANGE AND                   WHEN SHARES ARE HELD JOINTLY, BOTH
   THE MEETING           NOTE BELOW                   HOLDERS SHOULD SIGN. WHEN SIGNING AS
                                                      ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                      TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR
                                                      FULL TITLE. IF THE HOLDER IS A
                                                      CORPORATION OR A PARTNERSHIP, THE FULL
                                                      CORPORATE OR PARTNERSHIP NAME SHOULD
                                                      BE SIGNED BY A DULY AUTHORIZED
                                                      OFFICER.




Signature:                        Date:               Signature:                Date:
           ---------------------        ---------                -------------        ----------